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Exhibit 21.1

Subsidiaries of the Registrant

Name	Jurisdiction of Incorporation
All Cycle Waste, Inc.	Vermont
Alternate Energy, Inc.	Massachusetts
American Ash Recycling of Tennessee, Ltd.	Florida
Atlantic Coast Fibers, Inc.	Delaware
B. and C. Sanitation Corporation	New York
Better Bedding Corp.	New York
Blasdell Development Group, Inc.	New York
Bristol Waste Management, Inc.	Vermont
Casella Insurance Company	Vermont
Casella NH Investors Co., LLC	Delaware
Casella NH Power Co., LLC	Delaware
Casella RTG Investors Co., LLC	Delaware
Casella Transportation, Inc.	Vermont
Casella Waste Management of Massachusetts, Inc.	Massachusetts
Casella Waste Management of N.Y., Inc.	New York
Casella Waste Management of Pennsylvania, Inc.	Pennsylvania
Casella Waste Management, Inc.	Vermont
Corning Community Disposal Service, Inc.	New York
Culchrome LLC	Delaware
CWM All Waste LLC	New Hampshire
Data Destruction Services, Inc.	Maine
Fairfield County Recycling, Inc.	Delaware
FCR Camden, Inc.	Delaware
FCR Florida, Inc.	Delaware
FCR Georgia, Inc.	Delaware
FCR Greensboro, Inc.	Delaware
FCR Greenville, Inc.	Delaware
FCR Morris, Inc.	Delaware
FCR Redemption, Inc.	Delaware
FCR Tennessee, Inc.	Delaware
FCR, Inc.	Delaware
Forest Acquisitions, Inc.	New Hampshire
Grasslands, Inc.	New York
Green Mountain Glass, LLC	Delaware
Hakes C & D Disposal, Inc.	New York
Harwick Landfill, Inc.	Massachusetts
Hiram Hollow Regeneration Corp.	New York
Hyland Facility Associates	New York
K-C International, Ltd.	Oregon
KTI Bio Fuels, Inc.	Maine
KTI Environmental Group, Inc.	New Jersey
KTI New Jersey Fibers, Inc.	Delaware
KTI Operations, Inc.	Delaware
KTI Recycling of Illinois, Inc.	Delaware
KTI Recycling of New England, Inc.	Maine
KTI Specialty Waste Services, Inc.	Maine
KTI, Inc.	New Jersey

Maine Energy Recovery Company LP	Maine
Manner Resins, Inc.	Delaware
Maple City Refuse Corp.	New York
Mecklenburg County Recycling, Inc.	Connecticut
Natural Environmental, Inc.	New York
New England Landfill Solutions, LLC	Massachusetts
New England Waste Service of ME, Inc.	Maine
New England Waste Services of Massachusetts, Inc.	Massachusetts
New England Waste Services of N.Y., Inc.	New York
New England Waste Services of Vermont, Inc.	Vermont
New England Waste Services, Inc.	Vermont
Newbury Waste Management, Inc.	Vermont
North Country Composting Services, Inc.	New Hampshire
North Country Environmental Services, Inc.	Virginia
North Country Trucking, Inc.	New York
Northern Properties Corporation of Plattsburgh	New York
Northern Sanitation, Inc.	New York
PERC Management Company, LP	Maine
PERC, Inc.	Delaware
Pine Tree Waste, Inc.	Maine
Portland C & D Site, Inc.	New York
R.A. Bronson, Inc.	New York
Resource Optimization Technologies	New Hampshire
Resource Recovery of Cape Cod, Inc.	Massachusetts
Resource Recovery Systems of MOSA, Inc.	New York
Resource Recovery Systems of Sarasota, Inc.	Florida
Resource Recovery Systems, Inc.	Delaware
Resource Transfer Services, Inc.	Massachusetts
Resource Waste Systems, Inc.	Massachusetts
Rochester Environmental Park, LLC	Massachusetts
Rockingham Sand & Gravel, LLC	Vermont
Schultz Landfill, Inc.	New York
Sunderland Waste Management, Inc.	Vermont
Total Waste Management Corp.	New Hampshire
U.S. Fiber, Inc.	North Carolina
Waste-Stream, Inc.	New York
Westfield Disposal Service, Inc.	New York
Winters Brothers, Inc.	Vermont

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  Exhibit 21.1